UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016 (September 15, 2016)

MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1938 New Highway, Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 694-9555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2016, MISONIX, INC. (the “Company”) received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company, as a result of not filing its Annual Report on Form 10-K (“10-K”) on September 13, 2016 and disclosing that the Company likely will not be able to file the 10-K within the 15-day extension period provided in Rule 12b-25(b) under the Securities Exchange Act of 1934, as amended, was not in compliance with Listing Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Rules”) for continued listing.

Under the Rules, the Company has until November 14, 2016 to submit a plan to Nasdaq to regain compliance and if Nasdaq accepts such plan, Nasdaq can grant an exception until March 13, 2017 to regain compliance. If Nasdaq does not accept the Company’s plan, the Company has the opportunity to appeal such decision to a Nasdaq Hearings Panel.

At this time, this notification has no effect on the listing of the Company’s common stock on The Nasdaq Global Market.

The Company will submit a plan to regain compliance to Nasdaq as soon as practicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On September 15, 2016, the Company and Richard A. Zaremba, Senior Vice President – Finance, entered into a letter agreement (the “Zaremba Agreement”) which provides that in the event (i) Mr. Zaremba’s employment with the Company is terminated by the Company on or before September 15, 2018 for any reason other than for Cause (as defined in the Zaremba Agreement), the Company will pay him a one-time additional compensation equal to twelve (12) months annual base salary and (ii) of a Change in Control of Misonix (as defined in the Zaremba Agreement) and his employment by the Company or the acquiring company ceases (x) involuntarily or (y) voluntarily in accordance with the terms of the Zaremba Agreement, Mr. Zaremba will be entitled to a one-time additional compensation equal to twelve (12) months annual base salary.

The Zaremba Agreement contains standard provisions regarding (i) execution of a release and covenant not to sue; (ii) cooperation; (iii) confidentiality; (iv) non-competition; (v) non-solicitation; and (vi) non-disparagement.

On September 15, 2016, the Company and Robert S. Ludecker, Senior Vice President, Global Sales and Marketing, entered into a letter agreement (the “Ludecker Agreement”) which provides that in the event (i) Mr. Ludecker’s employment with the Company is terminated by the Company on or before September 15, 2018 for any reason other than for Cause (as defined in the Ludecker Agreement), the Company will pay him a one-time additional compensation equal to twelve (12) months annual base salary and (ii) of a Change in Control of Misonix (as defined in the Ludecker Agreement) and his employment by the Company or the acquiring company ceases (x) involuntarily or (y) voluntarily in accordance with the terms of the Ludecker Agreement, Mr. Ludecker will be entitled to a one-time additional compensation equal to twelve (12) months annual base salary.

The Ludecker Agreement contains standard provisions regarding (i) execution of a release and covenant not to sue; (ii) cooperation; (iii) confidentiality; (iv) non-competition; (v) non-solicitation; and (vi) non-disparagement.

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The foregoing descriptions of the Zaremba Agreement and the Ludecker Agreement are qualified in their entirety by reference to the full text of such documents which documents are Exhibits 10.25 and 10.26, respectively, to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.25	Letter Agreement, dated September 15, 2016, by and between MISONIX, INC. and Richard A. Zaremba.

Exhibit 10.26	Letter Agreement, dated September 15, 2016, by and between MISONIX, INC. and Robert S. Ludecker.

Exhibit 99.1	Press Release of MISONIX, INC., dated September 16, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 16, 2016	MISONIX, INC.

		By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.25	Letter Agreement, dated September 15, 2016, by and between MISONIX, INC. and Richard A. Zaremba.

Exhibit 10.26	Letter Agreement, dated September 15, 2016, by and between MISONIX, INC. and Robert S. Ludecker.

Exhibit 99.1	Press Release of MISONIX, INC., dated September 16, 2016

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